Exhibit 10.1

8% Subordinated Secured Notes due March 31, 2010

AMENDED AND RESTATED

PURCHASE AGREEMENT

among

HORIZON OFFSHORE, INC.,

as Issuer

THE GUARANTORS LISTED ON THE SIGNATURE PAGES HEREOF,

as Guarantors

and

THE HOLDERS LISTED ON THE SIGNATURE PAGES HEREOF,

as Noteholders

Dated as of April 30, 2005

TABLE OF CONTENTS

Page

i

SCHEDULES AND EXHIBITS

Schedule 1 - Senior Debt Documents
Exhibit A - Form of Note

ii

AMENDED AND RESTATED PURCHASE AGREEMENT

THIS AMENDED AND RESTATED PURCHASE AGREEMENT, dated as of April 30, 2005 and effective as of the date of consummation of the Exchange Transaction (as defined below) (the "Effective Date"), among HORIZON OFFSHORE, INC., a Delaware corporation (the "Issuer"), the guarantors listed on the signature pages hereof (the "Guarantors"), the holders listed on the signature pages hereof and each other Person that may hereafter become a registered holder of a Note in accordance with Article 8 below (individually a "Noteholder", and collectively, the "Noteholders").

W I T N E S S E T H:

RECITALS:

A.    As of the Effective Date, the Issuer has issued to the Noteholders $80,619,480.43 aggregate principal amount of its 16% Subordinated Secured Notes due March 31, 2007, which on the Effective Date shall be known as the Issuer's 8% Subordinated Notes due March 31, 2010, substantially in the form of Exhibit A (the "Notes"; such term to include (i) any such Notes issued in exchange or substitution therefor or issued hereof pursuant to Section 8.2 or Section 8.3, and (ii) unless the context indicates otherwise, the related Guarantees); and

B.    On March 31, 2005, the Issuer and the Noteholders entered into that certain recapitalization letter agreement (the "Recap Letter Agreement") pursuant to which the Noteholders agreed to, among other things, (i) exchange $62,292,137.04 aggregate principal amount of the Notes for shares of Common Stock and Series B Preferred Stock (the "Exchange Transaction") such that only $18,327,137.04 aggregate principal amount of Notes shall remain outstanding after the consummation of the Exchange Transaction, (ii) amend the terms of the Notes as provided herein, and (iii) enter into this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows (with certain terms defined in Article 7):

ARTICLE 1.
TERMS OF THE NOTES

SECTION 1.1    Interest.  Interest on the outstanding principal amount of the Notes and other outstanding Obligations shall accrue and be payable in accordance with this Section 1.1.

SECTION 1.1.1  Interest Rate.  Subject to Section 1.1.2, the Notes shall accrue interest from the Effective Date at a rate of 8% per annum.

SECTION 1.1.2  Post-Default Rates. From and after the occurrence of an Event of Default and during the continuance thereof, interest shall accrue (after as well as before judgment) on the outstanding principal amount of the Notes and on other Obligations that are due and payable (including, to the extent permitted by applicable law, interest on overdue interest) at a rate per annum equal to the Post-Default Rate; provided that upon the cessation or cure of such Event of Default (and any other Event of Default that may have occurred and be continuing) the Notes again shall bear interest at the rate provided in Section 1.1.1.

SECTION 1.1.3  Payment Dates.  Accrued interest on the Notes shall be payable, without duplication:

(a)    on the Stated Maturity Date;

(b)    with respect to any portion of the Notes prepaid or repaid pursuant to Section 1.2, on the date such prepayment or repayment is due as provided in Section 1.2 and, in the case of a voluntary prepayment, on the date set forth in any notice required for such prepayment;

(c)    on each Quarterly Payment Date;

(d)    on the date of acceleration of the Notes pursuant to Section 5.2 or 5.3; and

(e)    in the case of interest accruing at the Post-Default Rate, upon demand.

SECTION 1.2    Principal Payments; Voluntary Prepayments.  (a)  The Issuer will make payment in full of all unpaid principal of the Notes on the Stated Maturity Date (or such earlier date as the Notes may become or be declared due and payable pursuant to Article 5).

(b)    Prior to the Stated Maturity Date, the Issuer may from time to time on any Business Day, make a voluntary prepayment (allocated on a pro rata basis to each Noteholder), in whole or in part, of the outstanding principal amount of the Notes; provided, however, that (i) the Issuer shall allocate the amount of any such voluntary prepayment between the Notes and the Issuer's other 8% Subordinated Notes due on March 31, 2010 on a pro rata basis based on the aggregate principal amount of the Notes and the Issuer's other 8% Subordinated Notes due on March 31, 2010 then outstanding; (ii) all such voluntary prepayments shall require at least three (3) Business Days prior written notice to the Noteholders, (iii) all such voluntary prepayments shall be in a minimum amount of $1,000,000 (subject to the Issuer's right to prepay in full the entire unpaid principal amount of the Notes), and (iv) as to the voluntary prepayment in full of the Notes, such prepayment shall require at least five (5) Business Days prior written notice to the Noteholders.

SECTION 1.3    Payments, Interest Rate Computations, Other Computations, etc.  All payments by the Issuer of the principal of or interest on the Notes shall be made by the Issuer to the Noteholders pro rata according to the unpaid principal amounts of their respective Notes. All other amounts payable to any Noteholder under this Agreement or the Notes shall be paid to such Noteholder entitled thereto. Subject to Section 1.4, all such payments required to be made to such Noteholder shall be made, without setoff, deduction or counterclaim, not later than 2:00 p.m., New York City time, on the date due, in immediately available funds, to such account as each Noteholder shall specify from time to time by notice to the Issuer. Funds received after that time shall be deemed to have been received by the Noteholders on the next following Business Day. All interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the immediately succeeding Business Day and such extension of time shall be included in the computation of accrued interest.

SECTION 1.4    Additional Notes.  The Issuer shall pay any interest due on any Quarterly Payment Date in cash to the extent that such payment is not prohibited by the Senior Debt Documents. To the extent that the Issuer is prohibited by the Senior Debt Documents from paying all or part of any interest due on any Quarterly Payment Date in cash, then the Issuer shall issue to each Noteholder Additional Notes (allocated on a pro rata basis to each Noteholder) in an aggregate principal amount equal to the amount of interest due to such Noteholder that is not paid in cash.

SECTION 1.5    Proration of Payments.  (a)  The Issuer shall not, and shall not permit any of its Subsidiaries to, prepay or otherwise retire in whole or in part, or purchase or otherwise acquire, directly or indirectly, any Notes held by any Noteholder unless the Issuer or such Subsidiary shall have offered to prepay or otherwise retire, purchase or acquire, as the case may be, the same proportion of the aggregate principal amount of the Notes held by each other Noteholder at the time outstanding upon the same terms and conditions. Any Notes prepaid or otherwise retired, purchased or acquired by the Issuer or any of its Subsidiaries, shall not be deemed to be outstanding for any purpose under this Agreement.

(b)    If any Noteholder shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of principal of or interest on the Notes or other Obligations in excess of such Noteholder's pro rata share of payments then or therewith obtained thereon by all Noteholders, such Noteholder which has received in excess of its pro rata share shall purchase from the other Noteholders such participations in the Notes or other Obligations held by them as shall be necessary to cause such purchaser to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Issuer agrees that any Noteholder so purchasing a participation from another Noteholder pursuant to this Section 1.5 may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 1.6) with respect to such participation as fully as if such Noteholder were the direct creditor of the Issuer in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Noteholder receives a secured claim in lieu of a setoff to which this Section 1.5 applies, such Noteholder shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Noteholders under this Section 1.5 to share in the benefits of any recovery on such secured claim.

(c)    Notwithstanding anything in this Section 1.5 to the contrary, the Issuer shall be permitted to exchange Notes for consideration consisting only of common equity of the Issuer at any time, without making a pro rata offer to other Noteholders.

SECTION 1.6    Setoff. In addition to and not in limitation of any rights of any Noteholder under applicable law, each Noteholder shall, upon the occurrence and during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due).

SECTION 1.7    Tax Treatment of Contingencies. For United States federal income tax purposes, the Issuer and each Noteholder of contingencies agrees to treat the Notes as indebtedness of the Issuer that is not subject to the United States Treasury Regulations governing contingent payment debt instruments.

SECTION 1.8    Legend. Each Noteholder understands that the Notes will continue to bear a legend to the following effect unless the Issuer determines otherwise in compliance with applicable law:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE l44A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE ISSUER THEREOF, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTIONS 1271, 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE. THE ISSUE PRICE OF THIS NOTE IS $609.04379 PER PRINCIPAL AMOUNT OF $1,000 AT MATURITY; THE ISSUE DATE IS MARCH 11, 2004; THE YIELD TO MATURITY IS 33.20946% PER ANNUM, COMPOUNDED QUARTERLY; AND THE TOTAL AMOUNT OF ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES IS $1,006.21981 PER PRINCIPAL AMOUNT OF $1,000 AT MATURITY.

SECTION 1.9    Subordination of Notes. The Indebtedness evidenced by the Notes and the Guarantees shall be subordinate and junior in right of payment to Senior Debt in the manner and to the extent provided in Articles 6 and 10 and shall rank equal in right of payment to the Issuer's other 8% Subordinated Notes due March 31, 2010 (and related guarantees thereof, respectively).

ARTICLE 2.
 COLLATERAL MATTERS

SECTION 2.1    Termination of Collateral Agent. Pursuant to the Recap Letter Agreement, the Noteholders consented to the assignment and release of all of the Collateral and the execution by Elliott Associates, L.P., a Delaware limited partnership with its principal place of business in New York ("Elliott"), in its capacity as collateral agent to act on behalf of the Noteholders in connection with the Collateral and pursuant to the provisions of the Amended Collateral Agency Agreement (in such capacity, the "Collateral Agent"), of any assignments and releases of any and all Liens existing for the benefit of the Noteholders with respect to the Collateral. AS A RESULT, ELLIOTT'S CAPACITY AS COLLATERAL AGENT IS HEREBY TERMINATED, AND THE NOTEHOLDERS HEREBY RELEASE AND AGREE TO INDEMNIFY ELLIOTT AND ITS AFFILIATES, RATABLY, IN ACCORDANCE WITH THE PRINCIPAL AMOUNT OF THE NOTEHOLDERS' RESPECTIVE NOTES THAT EACH NOTEHOLDER HELD PRIOR TO THE EXCHANGE TRANSACTION, FOR ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER, REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF ELLIOTT OR ANY OF ITS AFFILIATES, WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ELLIOTT OR ANY OF ITS AFFILIATES IN ANY WAY RELATING TO ARISING OUT OF ELLIOTT SERVING IN ITS CAPACITY AS COLLATERAL AGENT, THE AMENDED COLLATERAL AGENCY AGREEMENT, THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING, WITHOUT LIMITATION, INTEREST, PENALTIES, ATTORNEYS' FEES AND AMOUNTS PAID IN SETTLEMENT) OR THE ENFORCEMENT OF ANY OF THE TERMS HEREOF OR THEREOF OR OF ANY SUCH OTHER DOCUMENTS; PROVIDED THAT NO NOTEHOLDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ELLIOTT OR ANY OF ITS AFFILIATES.  In addition, the Amended Collateral Agency Agreement is hereby terminated, except for the provisions of Section 4 thereof which shall survive for the benefit of Elliott and any of its Affiliates as contemplated by Section 4.8 thereof.

ARTICLE 3.
 WARRANTIES, ETC.

Each Obligor represents and warrants to each Noteholder, as of the date hereof, as set forth in this Article 3.

SECTION 3.1    Organization, Power, Authority, etc.  Each of the Issuer and its Subsidiaries (i) is validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) is duly qualified to do business and is in good standing in each jurisdiction where the failure to so qualify could result in a Material Adverse Change, and (iii) has full power and authority, and holds all governmental licenses, permits, registrations and other approvals required under all Requirements of Law, to own and hold under lease its property and to conduct its business as conducted prior to the date hereof and as contemplated to be conducted subsequent to the date hereof, except where the failure to hold any such licenses, permits, registrations and other approvals could not result in a Material Adverse Change. Each Obligor has full power and authority to enter into and perform its obligations under this Agreement.

SECTION 3.2    Due Authorization.  The execution and delivery by the Obligors of this Agreement and the incurrence and performance by the Obligors of their respective obligations under this Agreement have been duly authorized by all necessary corporate action, do not require any Approval (except those Approvals already obtained), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document or Contractual Obligation of any Obligor or any law or governmental regulation or court decree or order, and will not result in or require the creation or imposition of any Lien on any Obligor's properties pursuant to the provisions of any Contractual Obligation of any Obligor.

SECTION 3.3    Validity, etc.  This Agreement constitutes the legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting rights of creditors generally and to the effect of general principles of equity.

ARTICLE 4.
Covenants

SECTION 4.1    Covenants.  The Obligors, jointly and severally, agree with each Noteholder that until the Notes and all other Obligations (other than obligations that expressly survive the termination of this Agreement pursuant to Section 9.5) have been paid and performed in full, such Person will perform the obligations set forth in this Section 4.1.

SECTION 4.1.1    Information.  The Obligors shall, for so long as any Notes remain outstanding and are not freely transferable under the Securities Act, furnish to the Noteholders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d) under the Securities Act.

SECTION 4.1.2    Payment of Obligations.  The Issuer will pay and discharge, as the same shall become due and payable, all lawful taxes, assessments and charges or levies made upon it or its property or assets, by any governmental body, agency or official, except where any of such items may be diligently contested in good faith by appropriate proceedings, and the Issuer shall have set aside on its books, if required under GAAP, reserves for the liabilities related to such items, or such items could not result in a Material Adverse Change.

SECTION 4.1.3    Corporate Existence; Mergers. Each Obligor shall at all times maintain its corporate existence. In addition, each Obligor shall not, without prior written consent of the Noteholders, dissolve or otherwise dispose of all or substantially all of its assets, in one transaction or a series of transactions, or consolidate with or merge into another Person, unless:

(a)    in case such Obligor shall consolidate with or merge into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or into which such Obligor is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of such Obligor shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an amendment or accession hereto, the due and punctual payment of the principal of and any premium and interest on all the Notes and performance or observance of every covenant of this Agreement and the Notes on the part of such Obligor to be performed or observed; and

(b)    immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

SECTION 4.1.4    Compliance with Law.  Each Obligor shall comply with and satisfy all applicable Governmental Requirements, except where the failure to do so could not result in a Material Adverse Change.

ARTICLE 5.
EVENTS OF DEFAULT

SECTION 5.1    Events of Default.  The term "Event of Default" shall mean any of the events set forth in this Section 5.1.

SECTION 5.1.1    Non-Payment of Obligations. The Issuer shall default:

(a)    in the payment or prepayment when due of any principal of the Notes; or

(b)    in the payment when due of the interest payable in respect of the Notes or any other Obligations and such default shall continue unremedied for a period of five (5) Business Days.

SECTION 5.1.2    Non-Performance of Covenants.  Any Obligor shall default in the due performance and observance of any of its obligations under Article 4 and such default shall continue unremedied for a period of ten (10) days after notice thereof shall have been given to the Issuer by the Holders of at least 25% in aggregate principal amount of the Notes (or if such default is not reasonably susceptible to cure within ten (10) days, such longer period as is reasonably needed to effect such cure, but in no event longer than thirty (30) days from the date notice is given, so long as the Obligors promptly commence and diligently pursue such cure).

SECTION 5.1.3    Bankruptcy, Insolvency, etc. The Issuer or any Subsidiary shall:

(a)    become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

(b)    apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for itself or any of its property, or make a general assignment for the benefit of creditors;

(c)    in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for itself or for any of its property, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

(d)    permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Issuer or any Subsidiary and, if such case or proceeding is not commenced by the Issuer or Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Issuer or such Subsidiary or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; or

(e)    take any corporate action authorizing, or in furtherance of, any of the foregoing.

SECTION 5.1.4    Default on Other Indebtedness, Contracts, etc.  (a)  Any Indebtedness of the Issuer or any Subsidiary in an aggregate principal amount exceeding $250,000 (other than the Notes) shall not be paid at its stated maturity or shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, (b) there shall occur and be continuing any event under any Instrument relating to any such Indebtedness, the effect of which is to cause such Indebtedness to become due prior to its stated maturity, or (c) the holder or holders of such Indebtedness, or any trustee, agent or other representative on behalf of such holder or holders, shall have demanded or required, pursuant to the terms of any Instrument relating to such Indebtedness, that the Issuer or any Subsidiary redeem, repurchase or otherwise acquire or retire such Indebtedness for value at any time prior to its stated maturity.

SECTION 5.1.5    Invalidity of Guarantees.  Any of the Guarantees, the ECH Mexico Guarantee or the HOC Mexico Guarantee ceases to be in full force and effect; any Guarantee is declared to be null and void and unenforceable; any of the Guarantees, the ECH Mexico Guarantee or the HOC Mexico Guarantee is found to be invalid; or any Guarantor or any guarantor under the ECH Mexico Guarantee or the HOC Mexico Guarantee denies its liability under its Guarantee, the ECH Mexico Guarantee or the HOC Mexico Guarantee, as the case may be (in each case, other than by reason of release of a Guarantor in accordance with the terms of this Agreement).

SECTION 5.2    Action if Bankruptcy.  If any Event of Default described in Section 5.1.2 shall occur, the outstanding principal amount of the Notes and all other Obligations shall automatically be and become immediately due and payable without notice, demand or presentment.

SECTION 5.3    Action if Other Event of Default.  If any Event of Default (other than any Event of Default described in Section 5.1.2) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Required Holders may, upon notice or demand, declare all or any portion of the outstanding principal amount of the Notes to be due and payable and all other Obligations to be due and payable, whereupon the full unpaid amount of the Notes and all other Obligations which shall be so declared due and payable shall be and become immediately due and payable without further notice, demand, or presentment, and to the extent any Obligations are paid by the Issuer, they shall constitute a prepayment under this Agreement. If at any time any portion of the outstanding principal amount of the Notes or any other Obligations shall be declared due and payable in accordance with this Section 5.3, the Required Holders may at any time thereafter, by written instrument filed with the Issuer, rescind and annul such declaration and its consequences. Notwithstanding the foregoing and subject to the subordination provisions of this Agreement, the right of any Noteholder to receive payment of principal of, or interest on any Note held by such Noteholder on or after the respective dates expressed in such Note, or to bring suit for the enforcement of any such repayment on or after such respective date, is absolute and unconditional and shall not be impaired or affected without the consent of such Noteholder.

ARTICLE 6.
GUARANTEE

SECTION 6.1    The Guarantee.  Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees to the Noteholders, and their successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of (a) the Notes and the other Obligations of the Issuer, including (i) all principal of and interest (including any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Issuer, whether or not such interest constitutes an allowable claim) on any Note issued pursuant to this Agreement and (ii) all other amounts payable and all obligations to be performed by the Issuer under this Agreement or the Notes and (b) any renewals or extensions of any of the foregoing (collectively, the "Guaranteed Obligations"). Each Guarantor, jointly and severally, agrees that this is a guarantee of payment and performance and not of collection, and that its obligations hereunder shall be primary, absolute and unconditional, irrespective of, and unaffected by:

(1)    the genuineness, validity, regularity, enforceability or any future amendment of, or change in, the Notes, this Agreement or any other agreement, document or instrument to which the Issuer or any other Obligor is or are or may become a party;

(2)    the absence of any action to enforce the Notes or this Agreement or the waiver or consent by the Noteholders with respect to any of the provisions thereof;

(3)    any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full);

it being agreed by each Guarantor that its obligations hereunder shall not be discharged until the payment and performance, in full, of the Guaranteed Obligations. Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. Each Guarantor expressly waives all rights it may now or in the future have under any statute, or at common law, or at law or in equity, or otherwise, to compel any Noteholder to proceed in respect of the Guaranteed Obligations against the Issuer or any other Person before proceeding against, or as a condition to proceeding against, the Issuer. Each Guarantor further expressly waives and agrees not to assert or take advantage of any defense based upon the failure of any Noteholder to commence an action in respect of the Guaranteed Obligations against the Issuer, any other Obligor or any other Person. Each Guarantor agrees that any notice or directive given at any time to any Noteholder by the Issuer, any other Obligor or any other Person which is inconsistent with the waivers in the preceding two sentences shall be null and void and may be ignored by such Noteholder, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to the obligations of such Guarantor under this Article 6 for the reason that such pleading or introduction would be at variance with the written terms hereof, unless the Required Holders have specifically agreed otherwise in writing. The foregoing waivers are of the essence of the transaction contemplated by this Agreement and, but for the provision of Article 6 and such waivers, the Noteholders would decline to enter into this Agreement.

SECTION 6.2    Demand by the Noteholders.  In addition to the terms of the guarantee set forth in Section 6.1, and in no manner imposing any limitation on such terms, if the then outstanding principal amount of the Guaranteed Obligations is declared to be immediately due and payable (or automatically becomes immediately due and payable), then the Guarantors are, jointly and severally, required to pay to the holder of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holder. Payment by the Issuer shall be credited and applied upon the Guaranteed Obligations and shall be made in immediately available federal funds to an account as set forth in Section 1.3. The Noteholders will, upon any such payment to such Noteholders, promptly thereafter cause to be distributed like funds (after payment of any amounts payable to the Noteholders pursuant to Section 1.3) ratably to each holder of the Guaranteed Obligations based on the respective Guaranteed Obligations held by such holder.

SECTION 6.3    Enforcement of Guarantee.  Except as otherwise provided in this Agreement, in no event shall any Noteholder have any obligation (although each is entitled, at its option) to proceed against the Issuer or any other Obligor or Person before proceeding against any Guarantor, and any Noteholder may proceed, prior or subsequent to, or simultaneously with, the enforcement of any Noteholder's rights hereunder, to exercise any right or remedy which it may have against the Issuer or any such other Person.

SECTION 6.4    Waivers.  In addition to the waivers contained in Section 6.1, each Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by it of its obligations under, or the enforcement by the Noteholders of, the provisions of this Article 6. Each Guarantor further hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of the Guarantees by the Noteholders, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in the Issuer's or any other Obligor's financial condition or any other fact which might materially increase the risk to the Guarantors) with respect to any of the Guaranteed Obligations or all other demands whatsoever and, to the extent permitted by applicable law, waives the benefit of all provisions of law which are or might be in conflict with the terms of this Article 6. Each Guarantor represents, warrants and agrees that its obligations under this Article 6 are not and shall not be subject to any counterclaims, offsets or defenses of any kind against the Noteholders, the Issuer, the other Obligors or any other guarantor of the Guaranteed Obligations now existing or which may arise in the future.

SECTION 6.5    Benefits of Guarantee. The provisions of this Article 6 are for the benefit of the Noteholders and their respective successors, transferees, endorsees and assigns and nothing herein contained shall impair, as among the Issuer and the Noteholders, the obligations of the Issuer under this Agreement and the Notes.

SECTION 6.6    Modification of Notes, etc.  If the Noteholders shall at any time or from time to time, with or without the consent of, or notice to, each Guarantor:

(1)    change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations, including, without limitation, the Notes and the Obligations;

(2)    take any action under or in respect of this Agreement or the Notes in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

(3)    amend or modify, in any manner whatsoever, this Agreement or the Notes;

(4)    extend or waive the time for any of the Issuer's or other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under this Agreement or the Notes, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(5)    release anyone who may be liable in any manner for the payment of any amounts owed by the Issuer, any other Obligors or any other guarantor of any of the Guaranteed Obligations, to any Noteholder;

(6)    modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Issuer, any other Obligors or any other guarantor of any of the Guaranteed Obligations, are subordinated to the claims of any Noteholder; or

(7)    apply any sums by whomever paid or however realized to any amounts owing by the Issuer, any other Obligors or any other guarantor of the Guaranteed Obligations, to any Noteholder in such manner as any Noteholder shall determine in its discretion;

then none of the Noteholders shall incur any liability to any Guarantor as a result thereof, and no such action shall impair or release the obligations of any Guarantor under this Article 6.

SECTION 6.7    Reinstatement.  To the extent permitted by law, the provisions of this Article 6 shall remain in full force and effect and continue to be effective in the event any petition is filed by or against the Issuer or other Obligors for liquidation or reorganization, in the event the Issuer or any other Obligors becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of the assets of the Issuer or any other Obligors, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Guaranteed Obligations or any part thereof is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Noteholder, whether as a "voidable preference", "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment of the Guaranteed Obligations, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations or part thereof so rescinded, restored or returned shall be reinstated, and the Guaranteed Obligations shall be deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 6.8    Waiver of Subrogation, etc.  Upon the making by any Guarantor of any payment hereunder in respect of the Guaranteed Obligations, such Guarantor shall be subrogated to the rights of the Noteholders against the Issuer with respect to such payment; provided that such Guarantor shall not enforce any right to receive any payment by way of subrogation, reimbursement, contribution or setoff resulting from such payment until all of the Guaranteed Obligations have been paid in full. If any amount shall be paid to any Guarantor on account of such subrogation, reimbursement, contribution or setoff rights, such amount shall be held in trust for the benefit of the Noteholders and any other holders of the Guaranteed Obligations and shall forthwith be paid to the Noteholders and all other holders of Guaranteed Obligations to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Notes and this Agreement.

SECTION 6.9    Election of Remedies, etc.  Any election of remedies which results in the denial or impairment of the right of any Noteholder to seek a deficiency judgment against the Issuer shall not impair any Guarantor's obligations to pay the full amount of the Guaranteed Obligations. In the event any Noteholder shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or this Agreement, such Noteholder may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by such Noteholder but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale, whether any Noteholder or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under the provisions of this Article 6, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which any Noteholder might otherwise be entitled but for such bidding at any such sale.

SECTION 6.10    Subordination of Guarantees.  All Guarantees pursuant to this Article 6 will be subordinated on the same basis to Senior Debt of such Guarantor as the Notes are subordinated to Senior Debt under Article 10.

SECTION 6.11    Continuing Guarantee.  Each Guarantor agrees that the provisions of this Article 6 are a continuing Guarantee and shall remain in full force and effect until the payment and performance in full of the Guaranteed Obligations.

SECTION 6.12    Contribution. In the event any Guarantor (a "Funding Guarantor") shall make a payment in respect of the Notes or any other Obligations, the other Guarantors (the "Contributing Guarantors") shall, subject to the last sentence of this Section 6.12, contribute to such Funding Guarantor an amount equal to such Contributing Guarantor's Pro Rata Share of such payment made, or loss suffered, by such Funding Guarantor. The Contributing Guarantor's Pro Rata Share with respect to any such payment or loss by each Funding Guarantor shall be determined as of the date on which such payment or loss was made or suffered by reference to the ratio of (i) such Contributing Guarantor's maximum obligation hereunder as provided in Section 6.13 (such Guarantor's "Maximum Obligation") as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) to (ii) the aggregate Maximum Obligations of all Guarantor's (including such Funding Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 6.12 shall affect each Guarantor's several liability for the entire amount of the Obligations (up to such Guarantor's Maximum Obligation). Each Guarantor covenants and agrees that its obligation to make a contribution hereunder to a Funding Guarantor and its right to receive any contribution hereunder from a Contributing Guarantor shall be subordinate and junior in right of payment to the Obligations.

SECTION 6.13    Savings Clause.

(a)    It is the intent of each Guarantor that its maximum obligations hereunder (the "Guarantor Maximum Obligation") shall be in, but not in excess of:

(i)    in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code on or within one year from the date on which such Guaranteed Obligations are incurred, the maximum amount which would not otherwise cause such Guaranteed Obligations to be avoidable or unenforceable against the Guarantor under (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(ii)    in a case or proceeding commenced by or against such Guarantor under the Bankruptcy Code subsequent to one year from the date on which the Guaranteed Obligations of such Guarantor are incurred, the maximum amount which would not otherwise cause such Guaranteed Obligations to be avoidable or unenforceable against such Guarantor under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or

(iii)    in a case or proceeding commenced by or against such Guarantor under any law, statute or regulation other than the Bankruptcy Code (including any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws or any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding), the maximum amount which would not otherwise cause the Guaranteed Obligations of such Guarantor to be avoidable or unenforceable against such Guarantor under such law, statute or regulation.

The substantive laws under which possible avoidance or unenforceability of the Guaranteed Obligations shall be determined in any such case or proceeding shall hereinafter be referred to as the "Avoidance Provisions."

(b)    To the extent set forth in this Section 6.13(b), but only to the extent that the Guaranteed Obligations of such Guarantor would otherwise be subject to avoidance under any Avoidance Provisions if such Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for such Guaranteed Obligations, and if such Guaranteed Obligations would render such Guarantor insolvent, leave such Guarantor with an unreasonably small capital to conduct its business or cause such Guarantor to have incurred debts (or to have intended to have incurred debts) beyond its ability to pay such debts as they mature, in each case as of the time any of the Guaranteed Obligations are deemed to have been incurred under the Avoidance Provisions, then the maximum Guaranteed Obligations shall be reduced to that amount which, after giving effect thereto, would not cause the Guaranteed Obligations, as so reduced, to be subject to avoidance under the Avoidance Provisions. This Section 6.13(b) is intended solely to preserve the rights of the Noteholders under the Notes to the maximum extent that would not cause the Guaranteed Obligations to be subject to avoidance under the Avoidance Provisions, and neither such Guarantor nor any other Person shall have any right or claim under this Section 6.13(b) as against any Noteholder that would not otherwise be available to such Person under the Avoidance Provisions.

ARTICLE 7.
DEFINITIONS

SECTION 7.1    Defined Terms.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

"Additional Notes" means notes substantially in the form of Exhibit A that are issued after the Effective Date from time to time in accordance with Section 1.4.

"Affiliate" means, with respect to any Person, any of (i) a director or executive officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendent of any director or executive offer of such Person) and (iii) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, "control" (including the terms "controlling," "controls by" and "under common control with"), as used respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

"Agreement" means, on any date, this Amended and Restated Purchase Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect.

"Amended Collateral Agency Agreement" means the Collateral Agency Agreement dated as of March 11, 2004, among Elliott, as Collateral Agent, the Obligors and the initial purchasers of the Notes, as amended by the Collateral Agency Agreement Amendment, as the same may be further amended, restated, supplemented or otherwise modified in accordance with the terms thereof.

"Approval" means each and every approval, consent, filing and registration by or with any Person, including, without limitation, Governmental Authorities, necessary to authorize or permit the execution, delivery or performance of this Agreement and the Notes, for the validity or enforceability hereof or thereof, or for the consummation of the transactions contemplated by this Agreement.

"Avoidance Provisions" is defined in Section 6.13.

"Bankruptcy Code" means the Bankruptcy Code of 1978, 11 U.S.C. § 101 et seq., as amended.

"BRCPS" is defined in Section 9.6.

"BRCRT" is defined in Section 9.6.

"Business Day" means any day which is neither a Saturday nor Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

"Capitalized Lease Liabilities" means all monetary obligations of the Issuer and its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, are or would be classified as capitalized leases.

"Collateral" means collectively, all of the tangible and intangible real and personal property, owned by Obligors (including but not limited to contract rights, accounts receivable, payments, earnings, bank accounts and other property of Obligors) over and in which the Collateral Agent had a Lien prior to the execution of the Recap Letter Agreement on March 31, 2005.

"Collateral Agency Agreement Amendment" means Amendment No. 1 to Collateral Agency Agreement, of even date herewith, among Elliott, as Collateral Agent, the Obligors and the other parties set forth therein.

"Collateral Agent" is defined in Section 2.1.

"Commission" means the Securities and Exchange Commission.

"Common Stock" means shares now or hereafter authorized of any class of common stock of the Issuer and any other capital stock of the Issuer, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets upon voluntary or involuntary liquidation, dissolution or winding up of the Issuer or in the earnings of the Issuer without limit as to per share amount, and shall include, without limitation, the presently authorized 100,000,000 shares of Common Stock, par value $1.00 per share.

"Contractual Obligation" means, relative to any Person, any provision of any security issued by such Person or of any Instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

"Contributing Guarantors" is defined in Section 6.12.

"ECH" means ECH Offshore, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico and one of the Obligors hereunder.

"ECH Mexico Guarantee" means the "Contrato de Fianza" (Guaranty Agreement), dated as of May 27, 2004, granted by ECH in favor of Elliott Associates, L.P.

"Effective Date" is defined in the recitals to this Agreement.

"Elliott" is defined in Section 2.1.

"Environment" means soil, surface waters, ground waters, land, streams, sediments, surface or subsurface strata and ambient air.

"Environmental Laws" means all federal, state and local laws or regulations, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution or protection of the Environment, natural resource or occupational health and safety.

"Environmental Liabilities and Costs" means all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, settlement costs, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, any Environmental Law, permit, order, variance or agreement with a Governmental Authority or other Person, arising from or related to the administration of any Environmental Law or arising from environmental, health or safety conditions or a release or threatened release resulting from the past, present or future operations of the Issuer or any of its Subsidiaries or affecting any of their properties, or any release or threatened release for which the Issuer or any of its Subsidiaries is otherwise responsible under any Environmental Law.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulation thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

"Event of Default" is defined in Section 5.1.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

"Exchange Transaction" is defined in the recitals to this Agreement.

"Funding Guarantor" is defined in Section 6.12.

"GAAP" means generally accepted accounting principles in effect from time to time in the United States.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

"Guaranteed Obligations" is defined in Section 6.1.

"Guarantees" means the obligations of the Guarantors pursuant to Article 6.

"Guarantor" or "Guarantors" means any Guarantor listed on the signature page of this Agreement.

"Guarantor Maximum Obligation" is defined in Section 6.13.

"herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement refer to this Agreement as a whole and not to any particular Section, clause or provision of this Agreement.

"HOC Mexico" means HOC Offshore S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico and one of the Obligors hereunder.

"HOC Mexico Guarantee" means the "Contrato de Fianza" (Guaranty Agreement), dated as of May 27, 2004, granted by HOC Mexico in favor of Elliott Associates, L.P.

"including" means including without limiting the generality of any description preceding such term.

"Indebtedness" of any Person means, without duplication:

(a)    all obligations of such Person for borrowed money (including all notes payable and drafts accepted representing extensions of credit) and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments on which interest charges are customarily paid;

(b)    all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

(c)    all Capitalized Lease Liabilities of such Person (to the extent required by GAAP to be included on the balance sheet of such Person);

(d)    whether or not so included as liabilities in accordance with GAAP (i) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable for other than borrowed money arising in the ordinary course of business) and indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, and (ii) all obligations (contingent or otherwise) to guarantee, purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, Indebtedness of another Person;

(e)    all net obligations of such Person under Interest Rate Contracts; and

(f)    all obligations of such Person to redeem, purchase or otherwise retire or extinguish any of its Stock, or any warrants, options or rights to acquire its Stock, at a fixed or determinable date (whether by operation of a sinking fund or otherwise), at another's option or upon the occurrence of a condition not solely within the control of such Person (e.g., redemption from future earnings).

"Indemnified Liabilities" is defined in Section 9.4.

"Instrument" means any contract, agreement, letter of credit, indenture, mortgage, deed, certificate of title, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, any Lien (or right or interest therein) is granted or perfected, or any property (or right or interest therein) is conveyed.

"Interest Rate Contract" means any interest rate cap agreement, interest rate collar agreement, interest rate swap agreement or other agreement or arrangement designed to protect against fluctuations in interest rates.

"Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended.

"Issuer" is defined in the preamble to this Agreement.

"Lien" means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), adverse claim or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

"Material Adverse Change" means a material adverse change in (a) the condition (financial or otherwise), operations, performance, business, properties or prospects of the Issuer and its Subsidiaries taken as a whole; or (b) the rights and remedies of the Noteholders under this Agreement or the Notes; or (c) the ability of the Issuer to repay the Notes or any other Obligations, or of the Issuer or other Obligor to perform its obligations under this Agreement or the Notes; or (d) the legality, validity or enforceability of this Agreement or the Notes.

"Maturity" means the earlier of the Stated Maturity Date or such other date when the Notes or portion thereof shall be or become due and payable in accordance with the terms of this Agreement, whether by required repayment, prepayment, declaration or otherwise.

"Maximum Lawful Rate" is defined in Section 9.15.

"Maximum Obligation" is defined in Section 6.12.

"Noteholder" and "Noteholders" is defined in the preamble to this Agreement.

"Noteholder Parties" is defined in Section 9.4.

"Notes" is defined in the recitals to this Agreement.

"Obligations" means all obligations of the Issuer (monetary or otherwise) arising under or in connection with this Agreement and the Notes.

"Obligor" means any of the Issuer and the Guarantors.

"Organic Document" means, relative to any Person, its articles or certificate of incorporation or certificate of limited partnership or organization, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its Stock or partnership interests or other ownership interests.

"Person" means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

"Post-Default Rate" means the sum of the rate per annum otherwise applicable to the Notes plus two percent (2%) per annum.

"Proceeding" means (a) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to any of the Obligors, its properties or its creditors as such, (b) any proceeding for any liquidation, dissolution or other winding-up of any of the Obligors, whether voluntary or involuntary, and whether or not involving insolvency or bankruptcy proceedings, or (c) any assignment for the benefit of creditors or marshaling of assets of any of the Obligors or the appointment of a trustee, receiver, sequestrator or other custodian for any of the Obligors or any of their properties.

"Quarterly Payment Date" means each March 31, June 30, September 30 and December 31, commencing with the Quarterly Payment Date immediately following the Effective Date, or, if such day is not a Business Day, the immediately succeeding Business Day.

"Recap Letter Agreement" is defined in the recitals to this Agreement.

"Refinancing Indebtedness" means any refinancing, extension, renewal, refund, repayment, prepayment, redemption, defeasance, retirement, or issuance of a security or Indebtedness in exchange or replacement for any Senior Debt, in whole or in part.

"Required Holders" means, at any time, Noteholders holding, in the aggregate, two-thirds of the outstanding principal amount of the Notes at any time (excluding any Notes held by any Obligor or any Subsidiary of any Obligor).

"Requirements of Law" means, as to any Person, the Organic Documents of such Person, and all federal, state and local laws, rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority, including, without limitation, all disclosure and other requirements of ERISA, the requirements of Environmental Laws and any permits under Environmental Laws, the requirements of the Occupational Safety and Health Administration, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission thereunder.

"Senior Debt" means the principal of and accrued interest on all Indebtedness incurred by any Obligor under any of the Senior Debt Documents, reduced by the amount of all principal repayments of any such Indebtedness consisting of term loans and, without duplication, the amount of all permanent reductions of commitments under any revolving facilities under which Senior Debt may be incurred. Senior Debt shall also include any Refinancing Indebtedness.

"Senior Debt Documents" means those documents set forth in Schedule 1.

"Senior Lender" means any holder of Senior Debt and "Senior Lenders" means the holders, collectively, of Senior Debt.

"Series A Preferred Stock" means the Series A Redeemable Participating Preferred Stock, $1.00 par value per share, of the Issuer.

"Series B Preferred Stock" means the Series B Mandatorily Convertible Redeemable Preferred Stock, $1.00 par value per share, of the Issuer.

"Stated Maturity Date" means March 31, 2010.

"Stock" means all shares of capital stock of or in a corporation, whether voting or non voting, and including, without limitation, common stock and preferred stock.

"Subsidiary" means, with respect to any Person, (1) any corporation of which the outstanding Stock having a least a majority of the votes entitled (without regard to the occurrence of any contingency) to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person. Except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Issuer.

"UCC" means the Uniform Commercial Code of any applicable jurisdiction, as in effect from time to time.

"United States" or "U.S." means the United States of America, its 50 states and the District of Columbia.

"written" or "in writing" means any form of written communication or a communication by means of telecopier device, telegraph or cable.

SECTION 7.2    Use of Defined Terms.  Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each Note, notice and other communication delivered from time to time in connection with this Agreement.

SECTION 7.3    Cross-References.  Unless otherwise specified, references in this Agreement to any Article or Section are references to such Article or Section of this Agreement, and unless otherwise specified, references in any Article, Section, or definition to any clause are references to such clause of such Section, Article or definition.

SECTION 7.4    Accounting and Financial Determinations.  Unless otherwise specified, all accounting terms used herein shall be interpreted, all accounting determinations and computations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

ARTICLE 8
REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

SECTION 8.1    Registration of Notes.  The Issuer shall keep at its principal executive office a register for the registration of transfers of Notes. The name and address of each Noteholder, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any Noteholder, promptly upon request therefor, a complete and correct copy of the names and addresses of all such Noteholders.

SECTION 8.2    Transfer and Exchange of Notes.  Upon surrender of any Note at the principal executive office of the Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Noteholder or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Issuer shall execute and deliver, at its expense, one or more new Notes as requested by the registered Noteholder thereof, in exchange therefor, in an aggregate principal amount of the surrendered Note. Each such new Note shall be payable to or issued to such Person as such Noteholder shall request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. Notes shall not be transferred in denominations of less than $100,000 unless necessary to enable the registration of transfer by a Noteholder of all of its Notes. Transfers hereunder shall be made by the Issuer to the extent permitted by applicable law.

If any transfer of all or a portion of a Note is not made pursuant to an effective registration statement under the Securities Act, (i) the Noteholder thereof will, if reasonably requested by the Issuer, deliver to the Issuer an opinion of counsel, which may be counsel to the Noteholder but which must be reasonably satisfactory to the Issuer, reasonably satisfactory in form, scope and substance to the Issuer, that the Note (or portion thereof) may be sold without registration under the Securities Act; (ii) the proposed transferee shall make an investment covenant reasonably satisfactory to the Issuer (except that no such covenant will be required in connection with a transfer effected in accordance with Rule 144A under the Securities Act); and (iii) the proposed transferee shall agree that the Note issued to such transferee shall bear the legend set forth in Section 1.8 of this Agreement.

Notwithstanding the foregoing provisions of this Section 8.2, the restrictions upon the transferability of any Note and the requirement to include the first two paragraphs of the legend set forth in Section 1.8 of this Agreement shall terminate as to such Note (i) when and so long as such Note shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Issuer shall have received an opinion of counsel reasonably satisfactory to it that such restrictive legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this Section 8.2 shall terminate as to any Note, the Noteholder thereof shall be entitled to receive from the Issuer a new Note bearing a legend consisting only of the final paragraph of the legend set forth in Section 1.8 of this Agreement.

SECTION 8.3    Replacement of Notes.  Upon receipt by the Issuer of notice from any Noteholder of the loss, theft, destruction or mutilation of any Note held by such Noteholder and (a) in the case of loss, theft or destruction, of security reasonably satisfactory to the Issuer (or, in the case of any Noteholder that is an institutional investor, an unsecured agreement of indemnity from such Noteholder), or (b) in the case of mutilation, upon surrender and cancellation thereof, the Issuer, at its own expense, shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

ARTICLE 9.
MISCELLANEOUS

SECTION 9.1    Waivers, Amendments, etc.

(a)    The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and, (x) in the case of an amendment or modification, is consented to by the Issuer and the Required Holders and (y) in the case of a waiver of any obligation of the Issuer or compliance with any prohibition contained in this Agreement, is consented to by the Required Holders; provided, however, that no such amendment, modification or waiver of the following shall be effective unless:

(i)    consented to by each Noteholder, if such amendment, modification or waiver would modify any requirement hereunder that any particular action be taken by all the Noteholders or by the Required Holders;

(ii)    consented to by each Noteholder, if such amendment, modification or waiver would modify this Section 9.1, change the definition of "Required Holders," or subject any Noteholder to any additional obligations;

(iii)    consented to by each Noteholder, if such amendment, modification or waiver would reduce any amounts payable to such Noteholders described in Article 1, extend the Stated Maturity Date, extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on the Notes (or reduce the principal amount of or rate of interest on the Notes);

(iv)    consented to by each Noteholder, if such amendment, modification or waiver would release any Guarantor from any of its obligations under its Guarantee or this Agreement otherwise than in accordance with the terms hereof;

(v)    consented to by each Noteholder, if such amendment, modification or waiver would affect the ranking of the Notes or any Guarantee in a manner adverse to the Noteholders; or

(vi)    consented to by each Noteholder, if such amendment, modification or waiver would make any Notes payable in money other than that stated in the Notes.

(b)    No failure or delay on the part of any Noteholder in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Issuer in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Noteholder shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c)    No Noteholder shall be under any obligation to marshal any assets in favor of the Issuer or any other party or against or in payment of any or all of the Obligations. To the extent that the Issuer makes a payment or payments to the Noteholders, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made.

SECTION 9.2    Notices.  All notices hereunder shall be in writing or by telecopy (confirmed in writing) and shall be sufficiently given to the Noteholders, the Issuer or any Guarantor if addressed or delivered to them at the following addresses:

If to the Noteholders:	To the address listed underneath such Noteholder's name in the signature pages hereof.

with copies to:	Akin Gump Strauss Hauer & Feld LLP
1111 Louisiana, 44th Floor
Houston, TX 77002
Attention: James (Jim) L. Rice III, Esq.
Telecopier No.: (713) 236-0822

If to any other Noteholder:	At its last known address appearing on the books of the Issuer maintained for such purpose in accordance with Section 9.1.

If to the Issuer or any Guarantor:	Horizon Offshore, Inc.
2500 CityWest Boulevard, Suite 2200
Houston, Texas 77042
Attention: Executive Vice President and Chief Financial Officer
Telecopier No.: (713) 361-2677

with copies to:	Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.
201 St. Charles Avenue, Suite 5100
New Orleans, Louisiana 70170
Attention: William B. Masters, Esq.
Telecopier No.: (504) 582-8012

or at such other address as any party may designate to any other party by written notice. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when received, if deposited in the mail postage prepaid; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

SECTION 9.3    Costs and Expenses.  The Obligors agree to pay from time to time (before and after the date hereof) all reasonable out of pocket expenses of the Noteholders for the negotiation, preparation, execution, and delivery of this Agreement, including schedules and exhibits, and any amendments, waivers, consents, supplements, terminations, releases or other modifications to this Agreement as may from time to time hereafter be required (including the reasonable fees and expenses of counsel for the Noteholders, or of any consultants or other experts retained by the Noteholders from time to time in connection therewith), and to pay all reasonable expenses of the Required Holders (including reasonable fees and expenses of counsel to the Required Holders, or of any consultants or other experts retained by the Required Holders) incurred in connection with any restructuring or "work-out" of any Obligations, provided that the Noteholders shall be entitled to reimbursement in respect of reasonable attorneys' fees and expenses payable to a single law firm designated by the Required Holders in connection with any such enforcement, restructuring or "work-out". The Obligors also agree to pay and hold the Noteholders harmless from any stamp, documentary, intangibles, transfer or similar taxes or charges, and to reimburse each Noteholder upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by such Noteholder in enforcing the Obligations of any Obligors under this Agreement or the Notes.

SECTION 9.4    Indemnification.  In consideration of the execution and delivery of this Agreement by each Noteholder, each Obligor, jointly and severally hereby indemnifies, exonerates and holds each Noteholder, each of its successors and assigns, each of its officers, directors, employees, attorneys and agents of each Noteholder and each of their respective successors and assigns (each, a "Noteholder Party" and collectively, the "Noteholder Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities (including, but not limited to, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, and Environmental Liabilities and Costs), damages and expenses (irrespective of whether such Noteholder Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Noteholder Parties or any of them or asserted or awarded against the Noteholder Parties or any of them as a result of, or arising out of, or relating to:

(a)    any transaction financed in whole or in part, directly or indirectly, with the proceeds from the original issuances of the Notes;

(b)    the use of any of the proceeds from the original issuances of the Notes by the Issuer for any other purpose;

(c)    the making of any claim by any investment banking firm, broker or third party that it is entitled to compensation from any Noteholder in connection with this Agreement (other than investment banking firms and brokers retained by any Noteholder);

(d)    the entering into and performance of this Agreement by any of the Noteholder Parties (other than the breach by such Noteholder Party of this Agreement);

(e)    any investigation, litigation, or proceeding related to this Agreement;

(f)    the existence of any contaminant, in, under, on or otherwise affecting any property owned, used, operated, or leased by the Issuer or any Subsidiary in the past, present, or future or any surrounding areas affected by such property, regardless of whether the existence of the contaminant is related to the past, present or future operations of the Issuer and the Subsidiaries, or their predecessors in interest or any other Person; any Environmental Liabilities and Costs related to any property owned, used, operated, or leased by the Issuer or any Subsidiary in the past, present or future; any Environmental Liabilities and Costs related to the past, present or future operations of the Issuer or any Subsidiary; any alleged violations of any Environmental Law related to any property owned, used, operated, or leased by the Issuer or any Subsidiary in the past, present or future; any alleged violations of any Environmental Law related to the past, present or future operations of the Issuer or any Subsidiary; the performance of any remedial action that is related to any property owned, used, operated or leased by the Issuer or any Subsidiary in the past, present or future; the performance of any remedial action that is related to the past, present or future operations of the Issuer or any Subsidiary; and the imposition of any Lien on any property affected by this Agreement arising from any Environmental Liabilities or Costs; or

(g)    any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Noteholder (or any of their respective officers, directors, employees or agents) is a party thereto;

except for any such Indemnified Liabilities arising for the account of a particular Noteholder Party by reason of the relevant Noteholder Party's bad faith, gross negligence, willful misconduct or breach of this Agreement as determined by a final and nonappealable decision of a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor hereby agrees, jointly and severally, to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The foregoing indemnity shall remain operative and in full force and effect notwithstanding the consummation of the transactions contemplated hereunder, the repayment of any of the Notes, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of any Noteholder. Promptly after receipt by any Noteholder Party of notice of commencement of any claim, investigation, litigation or proceeding such Noteholder Party will, if a claim in respect thereof is to be made against any Obligor under this Section 9.4, deliver to the Obligors written notice of such commencement thereof, provided that the failure to give such notice shall not relieve the Obligors of their obligations under this Section 9.4 except to the extent the Obligors are actually prejudiced by such failure. The Obligors shall have the right to participate in the defense thereof (including participation in discussions regarding such defense) at their own expense, but only to the extent such participation would not, in the opinion of counsel to the Noteholder Party, result in a waiver of the attorney-client privilege of such Noteholder Party. If an indemnification claim in respect of any claim, investigation, litigation or proceeding is to be made against any Obligor under this Section 9.4 by any Noteholder Party, such Noteholder Party shall not settle or compromise any such claim, investigation, litigation or proceeding without the prior consent of the Obligors (which consent shall not be unreasonably withheld or delayed) so long as the Obligors have provided evidence reasonably satisfactory to such Noteholder Party that the Obligors have the financial ability to satisfy the maximum amount for which such Noteholder Party may be found liable in connection with such claim, investigation, litigation or proceeding.

SECTION 9.5    Survival.  The obligations of the Obligors under Section 9.3 and Section 9.4 shall in each case survive the payment or permitted transfer of any Notes, the enforcement, amendment or waiver of any provision of this Agreement or the Notes and the termination of this Agreement. The representations and warranties made by the Obligors in this Agreement shall survive the execution and deliver of this Agreement, the purchase or transfer of any Notes or portion thereof or interest therein, and may be relied upon by any subsequent Noteholder, regardless of any investigation made at any time by or on behalf of any Noteholder.

SECTION 9.6    Acknowledgement of Noteholder.  B. Riley & Co. Retirement Trust ("BRCRT") represents and covenants that it was intended that BRCRT, and not B. Riley & Co. Profit Sharing, Inc. ("BRCPS"), be the holder of all Notes purported to be held by BRCPS. Due to a mistake, BRCRT executed all documents relating to the Notes under the name of BRCPS (an entity that does not exist). All parties hereto acknowledge that BRCRT shall be the holder of the Notes purported to be held by BRCPS, that all agreements relating to the Notes (including but not limited to this Agreement, the Notes and all agreements ancillary thereto) heretofore executed under the name of BRCPS shall be deemed to have been executed by BRCRT. All parties hereto agree to take any actions necessary to evidence the foregoing.

SECTION 9.7    Severability.  Any provision of this Agreement or the Notes which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the Notes or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 9.8    Headings. The various Headings of this Agreement or the Notes are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or the Notes or any provisions hereof or thereof.

SECTION 9.9    Counterparts, Effectiveness, etc.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof have been executed by the Issuer, the Guarantors and each Noteholder.

SECTION 9.10    Governing Law; Entire Agreement.  (a)  THIS AGREEMENT AND THE NOTES SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the Notes constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

(b)    Each Obligor hereby agrees that any legal action or proceeding against it with respect to this Agreement or the Notes may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York as any Noteholder may elect, and, by execution and delivery hereof, it accepts and consents for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Required Holders in writing, with respect to any action or proceeding brought by it against such Noteholders. Each Obligor (other than any Obligor organized in The United Mexican States) hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing and (ii) any earlier date permitted by applicable law. Each Obligor hereby agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Agreement and waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of forum non conveniens. Nothing herein shall affect the right of any Noteholder to bring proceedings against any Obligor in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law (including, with respect to any Obligor organized in The United Mexican States, in accordance with Mexican law).

(c)    Each Obligor, other than any Obligor organized in The United Mexican States, hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 111 Eighth Avenue, New York, New York 10011, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to such Obligor, or upon the earliest of any other date permitted by applicable law. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Obligors at its address set forth in Section 9.2, but its failure to receive such copy shall not affect in any way the service of said process on said agent as such agent of such Obligors. Each such Obligor agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Noteholders thereof (and shall furnish to the Noteholders the consent of any successor agent so to act).

(d)    Each Obligor organized in The United Mexican States hereby irrevocably agrees to grant within ten (10) Business Days after the Closing Date a power of attorney for lawsuits and collections in accordance with the applicable laws of The United Mexican States to William B. Gibbens, III, whose present address is c/o Horizon Offshore, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042, for such individual to act as authorized agent for each such Obligor to receive, for and on its behalf and its property, service of process by personal service thereof when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon personal service thereof. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to each such Obligor at its address set forth in Section 9.2. Each such Obligor agrees that it will at all times continuously maintain such agent to receive service of process on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process on its behalf, it shall promptly grant a power of attorney in accordance with the applicable laws of The United Mexican States to appoint a successor so to serve and shall advise the Noteholders thereof (and shall furnish to the Noteholders the consent of any successor agent so to act).

SECTION 9.11    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no Obligor may assign or transfer its rights or obligations hereunder without the prior written consent of all Noteholders. The Notes shall be freely transferable, without restriction, subject to compliance with applicable securities laws and Section 8.2.

SECTION 9.12    Other Transactions. Nothing contained herein shall preclude any Noteholder from engaging in any transaction, in addition to those contemplated by this Agreement with the Issuer or any of its Subsidiaries and Affiliates that is not otherwise expressly prohibited under this Agreement.

SECTION 9.13    Confidentiality.  The Noteholders shall hold all non-public, proprietary or confidential information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices; however, the Noteholders may make disclosure of any such information to its examiners, Affiliates, outside auditors, counsel, consultants, appraisers and other professional advisors in connection with this Agreement or as required by or any proposed transferee in connection with the contemplated transfer of any Notes or as required or requested by any Governmental Authority or representative thereof or in connection with the enforcement hereof or related document or pursuant to legal process. In no event shall any Noteholder be obligated or required to return any materials furnished to it by or on behalf of the Issuer.

SECTION 9.14    Waiver of Jury Trial, etc.  EACH OF THE HOLDERS AND THE OBLIGORS HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT AND THE NOTES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF SUCH HOLDERS OR OBLIGORS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SUCH HOLDERS ENTERING INTO THIS AGREEMENT.

SECTION 9.15    Limitation of Liability.  None of the Noteholders, the Obligors nor any Affiliates thereof shall have any liability with respect to, and each of the Noteholders and the Obligors hereby waive, release and agree not to sue upon, any claim for any special, indirect, punitive, exemplary or consequential damages suffered by such Person in connection with, arising out of, or in any way related to this Agreement, the transactions contemplated herein, or any act, omission or event occurring in connection therewith.

SECTION 9.16    Usury Savings Clause.  Notwithstanding anything to the contrary in this Agreement, the Noteholders do not intend to and do not hereby require the Obligors to agree to pay any interest in excess of that permitted by applicable law and if at any time any rate of interest accruing on any Obligation, when aggregated with all amounts payable by the Issuer or any other Obligor under this Agreement or the Notes that are deemed or construed to be interest accrued or accruing on such Obligation under applicable law, exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable to such Noteholder with respect to such Obligation (each a "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, such rate of interest shall be reduced to the Maximum Lawful Rate; provided that if at any time thereafter such rate of interest accruing on Obligations held by such Noteholder is less than the Maximum Lawful Rate, the Issuer shall continue to pay interest to such Noteholder at the Maximum Lawful Rate until such time as the total interest received by such Noteholder in respect of the Obligations held by it is equal to the total interest which such Noteholder would have received had interest on all Obligations held by such Noteholder (but for the operation of this Section 9.16) accrued at the rate otherwise applicable under this Agreement and the Notes. Thereafter, interest payable to such Noteholder in respect of the Obligations held by it shall accrue at the applicable rate set forth in this Agreement unless and until such rate again exceeds the Maximum Lawful Rate, in which event this Section 9.16 shall again apply. In no event, shall the total interest received by any Noteholder pursuant to the terms hereof exceed the amount which such Noteholder could lawfully have received had interest been calculated for the full term of this Agreement at the Maximum Lawful Rate. In the event that the Maximum Lawful Rate is calculated pursuant to this Section 9.16, (a) if required by applicable law, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made, and (b) if permitted by applicable law, the Issuer and such Noteholder shall (i) characterize any non principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the Notes so that interest for the entire term of the Notes shall not exceed the Maximum Lawful Rate. Notwithstanding the provisions of this Section 9.16, in the event that a court of competent jurisdiction shall make a final determination that any Noteholder has received interest in excess of the Maximum Lawful Rate, such Noteholder shall, to the extent permitted by applicable law, promptly apply such excess, first to any interest due and outstanding under this Agreement, second to any principal due and payable under this Agreement and the Notes, third to the remaining principal amount of the Notes and fourth to other unpaid Obligations held by such Noteholder, and thereafter shall refund any excess to the Issuer or as a court of competent jurisdiction may otherwise order.

ARTICLE 10.
SUBORDINATION OF INDEBTEDNESS.

SECTION 10.1    Subordination.  The Notes and the obligations of the Guarantors under Article 5 shall be and hereby are expressly made subordinate for all purposes to the Senior Debt to the extent and in the manner provided in this Agreement.

SECTION 10.2    Subordination in Event of Insolvency or Liquidation, Etc.  (a)  In the event of any Proceeding, (1) the Senior Debt shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made in respect of Notes, and (2) any payment or distribution of assets which would otherwise (but for this Agreement) be payable or deliverable in respect of the Notes shall be paid or delivered directly to the Senior Lenders for application to and payment of the Senior Debt until all Senior Debt shall have been paid in full.

(b)    The Noteholders agree that if they have not filed appropriate claims or proofs of claim in respect of the Notes in any Proceeding within thirty (30) days of any bar date, the Senior Lenders may file such claims or proofs of claim on their behalf.

SECTION 10.3    Turnover of Improper Payments.  If any payment or distribution, whether in cash, securities or other property, shall be received by the Noteholders in contravention of any of the terms hereof, such payment or distribution shall be received and held in trust for the benefit of the Senior Lenders, and shall be promptly paid over and delivered to the Senior Lenders for application to the payment of the Senior Debt to the extent necessary to cause the Senior Debt to be paid in full.

SECTION 10.4    Subrogation.  At such time as the Senior Debt has been paid in full, the Noteholders shall be subrogated to any rights of the Senior Lenders in and to the Senior Debt and any security therefor, to the extent paid by or on behalf of the Noteholders, and to receive any further payments or distributions of assets of the Obligors applicable to the Senior Debt until the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the Senior Lenders of any cash, property or securities to which the Noteholders would be entitled except for the provisions of this Agreement shall, as among the Obligors and their creditors other than the Senior Lenders on the one hand and the Noteholders on the other hand, be deemed to have been made as a payment by any of them to or on account of the Senior Debt.

SECTION 10.5    Reinstatement. The provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment in respect of the Senior Debt is rescinded or must otherwise be returned by the Senior Lenders in the event of a Proceeding, all as though such payment had not been made.

SECTION 10.6    Obligors' Obligations Absolute.  Nothing contained herein shall impair, as among the Obligors and the Noteholders, the obligation of the Obligors to pay to the Noteholders all amounts payable in respect of the Notes as and when the same shall become due and payable in accordance with the terms thereof, or prevent the Noteholders from exercising all rights, powers and remedies otherwise permitted by applicable law or upon an Event of Default with respect to the Notes.

SECTION 10.7    Certain Payments and Distributions.  Nothing contained herein shall prohibit the payment or distribution on account of Notes that is made in the form of equity securities of Obligors, or in the form of debt securities or other evidences of Indebtedness that are subordinated in right of payment to Senior Debt at least to the extent and the same terms as provided for in this Agreement.

SECTION 10.8    Legend.  Each Note now or hereafter issued shall bear on its face a clear and conspicuous legend that it is subject to the terms of this Article.

SECTION 10.9    No Waiver or Impairment of Subordination Provisions.  The subordination effected by this Agreement is a continuing subordination, and each Noteholder hereby agrees that at any time and from time to time, without notice to it, but subject in each case to any limitation set forth in the definition of Senior Debt: (a) the time for any Obligor's performance of or compliance with any of its agreements contained in any Senior Debt agreement may be extended or such performance or compliance may be waived by the applicable Senior Lenders; (b) a Senior Debt agreement may be amended for the purpose of adding any provisions thereto or increasing the amount of, or changing the terms of, the Senior Debt or changing in any manner the rights of any Senior Lender or any obligor thereunder; (c) payment of any of Senior Debt or any portion thereof may be extended; (d) the maturity of the Senior Debt may be accelerated on a default or an event of default; and (e) any collateral security therefor may be exchanged, sold, surrendered, released or otherwise dealt with, in accordance with the terms of any Senior Debt Agreements; all without impairing or affecting the obligations of the Noteholders. Each Noteholder hereby unconditionally waives notice of the incurring of Senior Debt or any part thereof and reliance by any Senior Lender upon the subordination of the Notes to Senior Debt.

SECTION 10.10    Reliance by Senior Lenders on Subordination Provisions.  Each Noteholder, by accepting a Note, and each Obligor acknowledges and agrees that the subordination provisions contained in this Article 9 are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of such Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

HORIZON OFFSHORE, INC.

By: _____________________________

Name:

Title:

GUARANTORS:

HORIZON VESSELS, INC.

By: _____________________________

Name:

Title:

HORIZON OFFSHORE CONTRACTORS, INC.

By: _____________________________

Name:

Title:

HORIZON SUBSEA SERVICES, INC.

By: _____________________________

Name:

Title:

HORIZON VESSELS INTERNATIONAL, LTD.

By: _____________________________

Name:

Title:

HORIZEN, LLC

By: _____________________________

Name:

Title:

ECH OFFSHORE, S. de R.L. de C.V.

By: _____________________________

Name:

Title:

HOC OFFSHORE, S. de R.L. de C.V.

By: _____________________________

Name:

Title:

NOTEHOLDERS:

ELLIOTT ASSOCIATES, L.P.

By: Elliott Capital Advisors, L.P.,

as General Partner

By: Braxton Associates, Inc.,

as General Partner

By: _____________________________

Name:

Title:

Address: 712 Fifth Avenue

36th Floor

New York, New York 10019

ELLIOTT INTERNATIONAL, L.P.

By: Elliott International Capital Advisors Inc.,

as Attorney-in-Fact

By: _____________________________

Name:

Title:

Address: 712 Fifth Avenue

36th Floor

New York, New York 10019

FALCON MEZZANINE PARTNERS, LP

By: Falcon Mezzanine Investments, LLC, its

General Partner

By: _____________________________

Name:

Title:

Address: 60 Kendrick Street

Needham, Massachusetts 02494

Telecopier No.: (781) 247-7299

B. RILEY & CO. RETIREMENT TRUST

By: _____________________________

Name: Bryant Riley

Title: Trustee

Address: 11150 Santa Monica Blvd., Suite 750

Los Angeles, CA 90025

B. RILEY & CO., INC.

By: _____________________________

Name: Bryant Riley

Title: Chairman

Address: 11150 Santa Monica Blvd., Suite 750

Los Angeles, CA 90025

RICHARD RILEY

By: _____________________________

Name: Richard Riley

in his individual capacity

Address: 133 Shoreclifff Road,

Corona del Mar, CA 92625

L. MILLER III GST dtd 12/31/91

By: _____________________________

Name: Lloyd I. Miller

Title: Trustee

Address: 4550 Gordon Drive

Naples, FL 34102

MILFAM, LLC

By: _____________________________

Name: Lloyd I. Miller

Title: General Partner

Address: 4550 Gordon Drive

Naples, FL 34102

CATHERINE C. MILLER IRREV TR DTD 3/26/91

By: _____________________________

Name: Lloyd I. Miller

Title: Trustee

Address: 4550 Gordon Drive

Naples, FL 34102

ALEXANDRA B. MILLER

By: _____________________________

Name: Lloyd I. Miller

Title: Custodian FL/UTMA

Address: 4550 Gordon Drive

Naples, FL 34102

LLOYD I. MILLER

By: _____________________________

Name: Lloyd I. Miller

in his individual capacity

Address: 4550 Gordon Drive

Naples, FL 34102

LLOYD I. MILLER TRUST A-4

By: PNC Bank

By: _____________________________

Name: Alan Goldman

Title: Trustee

Address: 4550 Gordon Drive

Naples, FL 34102

MILFAM I, L.P.

By: _____________________________

Name: Lloyd I. Miller

Title: Limited Partner

Address: 4550 Gordon Drive

Naples, FL 34102

MILFAM II, L.P.

By: _____________________________

Name: Lloyd I. Miller

Title: Limited Partner

Address: 4550 Gordon Drive

Naples, FL 34102

LANGLEY PARTNERS, L.P.

By: Langley Capital, LLC, as General Partner

By: _____________________________

Name: Jeffrey Thorp

Title: Managing Member

Address: 535 Madison Avenue, 7th Floor

New York, NY 10022

BRYANT AND CARLEEN RILEY

By: _____________________________

Name: Bryant Riley

in his capacity as joint tenant with right

of survivorship

By: _____________________________

Name: Carleen Riley

in her capacity as joint tenant with right

of survivorship

Address: 12710 Marlboro Street

Brentwood, CA 9004

D. E. SHAW LAMINER PORTFOLIOS, L.L.C.

By: _____________________________

Name:

Title:

Address: 120 West 45th Street

New York, New York 10036

SACC PARTNERS, LP

By: _____________________________

Name: Tom Kelleher

Title: General Partner

Address: 11150 Santa Monica Blvd., Suite 750

Los Angeles, CA 90025

HEDGEHOP CAPITAL

By: _____________________________

Name:

Title:

Address: 1117 East Putnam Avenue, Suite 320

Riverside, CT 06878

THE CONUS FUND, L.P.

By: _____________________________

Name:

Title:

Address: 1 Rockefeller Plaza, 18th Floor

New York, NY 10020

EAST HUDSON INC. (BVI)

By: _____________________________

Name:

Title:

Address: 1 Rockefeller Plaza, 18th Floor

New York, NY 10020

THE CONUS FUND OFFSHORE LIMITED

By: _____________________________

Name:

Title:

Address: 1 Rockefeller Plaza, 18th Floor

New York, NY 10020

THE CONUS FUND (QP), L.P.

By: _____________________________

Name:

Title:

Address: 1 Rockefeller Plaza, 18th Floor

New York, NY 10020

HIGHLAND CRUSADER OFFSHORE PARTNERS

By: _____________________________

Name

Title

Address: 13455 Noel Road, Suite 1300

Dallas, TX 75240

KEVIN G. DOUGLAS AND

MICHELLE M. DOUGLAS, JTWROS

By: _____________________________

Name Kevin Douglas

in his capacity as joint tenant with right

of survivorship

By: _____________________________

Name Michelle Douglas

in her capacity as joint tenant with right

of survivorship

Address: 1101 5th Avenue, Suite 360

San Rafael, CA 94901

DOUGLAS FAMILY TRUST

By: _____________________________

Name James E. Douglas, Jr.

Title Trustee

By: _____________________________

Name Jean A. Douglas

Title Trustee

Address: 1101 5th Avenue, Suite 360

San Rafael, CA 94901

JAMES DOUGLAS AND JEAN DOUGLAS

IRREVOCABLE DESCENDANT'S TRUST

By: _____________________________

Name Kevin Douglas

Title Trustee

By: _____________________________

Name: Michelle Douglas

Title: Trustee

Address: 1101 5th Avenue, Suite 360

San Rafael, CA 94901

SCHEDULE 1
SENIOR DEBT DOCUMENTS

(1)	Loan Agreement, dated December 30, 1998, among Horizon Vessels, Inc., Horizon Offshore Contractors, Inc., The CIT Group/Equipment Financing, Inc., Heller Financial Leasing, Inc., U. S. Bancorp Leasing & Financial and Safeco Credit Company, Inc., as amended through the date hereof, and any notes, guarantees, security agreements and mortgages executed with respect thereto

(2)	Financing Agreement, dated as of March 31, 2005, by and among Horizon Offshore, Inc., the borrowers listed on the signature pages thereto, the guarantees listed on the signature pages thereto, and Manchester Securities Corp., as agent for the lenders thereunder, and any notes, guarantees, security agreements and mortgages executed with respect thereto.

(3)	Loan Agreement, dated June 29, 2001, between Horizon Vessels, Inc. and General Electric Capital Corporation, as amended through the date hereof, and any notes, guarantees, security agreements and mortgages executed with respect thereto

(4)	Amended and Restated Loan Agreement, executed March 11, 2004 but dated June 29, 2001, between Horizon Vessels, Inc., Horizon Offshore, Inc. and Horizon Offshore Contractors, Inc. and Wachovia Bank, National Association (successor by merger to SouthTrust Bank), as amended through the date hereof, and any notes, guarantees, security agreements and mortgages executed with respect thereto

(5)	Loan Agreement, dated June 30, 2003, between Horizon Vessels International Ltd. and General Electric Credit Corporation of Tennessee, as amended through the date hereof, and any notes, guarantees, security agreements and mortgages executed with respect thereto

Sch 1-1

EXHIBIT A
FORM OF NOTE